EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sempra Energy on Form S-3 of our reports dated January 27, 1998 and January 31, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Pacific Enterprises and subsidiaries for the years ended December 31, 1997 and December 31, 1995, respectively, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  Deloitte & Touche LLP

Los Angeles, CA
April 29, 1998